Exhibit 23.3

March 25, 2022

ADDENTAX GROUP CORP.

Kingkey 100, Block A, Room 5403

Luohu District, Shenzhen City, China 518000

Re: Consent of Hiways Law Firm (Shenzhen)

Ladies and Gentlemen:

We are lawyers qualified in the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

We have acted as PRC legal counsel to Addentax Group Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-230943) (as it may be amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to the references to our firm’s name in, and the filing hereof as an exhibit to, the Registration Statement filed with the U.S. Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours sincerely,

/S/ Hiways Law Firm (Shenzhen)

Hiways Law Firm (Shenzhen)

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